Exhibit 99.2

PART 1 – FINANCIAL INFORMATION

Item 1. Financial Statements

Zircon Corporation

Income Statement

(in thousands)

	Three Months Ended
	December 31, 2022	December 31, 2021
Net Sales	$7,858.6	$9,450.1
Cost of Sales	(5,222.5)	(5,940.4)
Gross Profit	2,636.1	3,509.7
Gross Margin	34%	37%

Selling, Administrative and Other Costs	(2,467.6)	(2,482.6)

Operating Profit	168.6	1,027.1

Other Income / (Expense)
Interest Income / (Expense)	(149.8)	(69.1)
IP Enforcement (Expense)	(17.2)	(162.3)
Total Other Income / (Expense)	(167.0)	(231.4)

Income before provision for income taxes	1.6	795.7

Provisions for taxes
NET INCOME	$1.6	$795.7

See accompanying Notes to the Financial Statements.

Zircon Corporation

Balance Sheets

(in thousands)

	December 31, 2022	March 31, 2022
ASSETS:
Current Assets:
Cash	$1,069.8	$85.0
Accounts Receivable net of allowances	7,342.9	7,588.8
Other Receivables	188.6	200.4
Note Receivable from shareholder		50.0
Inventory net of reserves	13,377.2	14,298.9
Prepaid Taxes and Deposits	810.4	822.5
Total Current Assets	22,788.9	23,045.7

Non-current assets:
Net Property & Equipment	1,257.7	2,003.7
Patents (Net)	833.4	825.8
Long Term Deposits	329.7	89.7
Total non-current assets	2,420.8	2,919.1
Total Assets	$25,209.6	$25,964.8

LIABILITIES:
Current Liabilities:
Accounts Payable	$5,210.8	$5,262.0
Line of Credit	7,500.0	7,043.7
Accrued Compensation	572.4	1,665.6
Other Current Liabilities	677.8	495.1
Total Current Liabilities	13,961.0	14,466.4

Non-current Liabilities:
Bank Note Payable	109.2	270.8
Shareholder Note Payable	1,707.4	1,707.4
Total non-current liabilities	1,816.6	1,978.3
Total Liabilities	15,777.6	16,444.6

EQUITY:
Common Stock	1.0	1.0
Cumulative Distributions	(223.0)	(6,960.3)
Retained Earnings - Prior	9,519.1	16,269.5
Retained Earnings - YTD	135.0	210.0
Total Equity	9,432.1	9,520.2
Total Liability and Shareholder Equity	$25,209.6	25,964.8

See accompanying Notes to the Financial Statements.

Zircon Corporation

Statement of Cash Flows

(in thousands)

	Nine Months Ended
	December 31, 2022	December 31, 2021
Cash Flows from Operating Activities:
Net Income / (loss)	$135.0	$(375.3)

Depreciation & Amortization	821.9	975.4
Changes in Assets & Liabilities:
Accounts Receivable	242.3	2,675.8
Inventory	921.6	(584.9)
Prepaid Expenses	41.7	(41.9)
Other A/R	65.4	3.6
Federal Tax Deposit	41.0	(72.2)
Deposits
Accounts Payable	17.5	(204.5)
Accrued Expenses	(1,176.6)	(2,368.7)
Due Affiliate	4.3	(313.0)
Net Cash generated by / (used in) Operating Activities	1,114.1	(305.8)

Cash Flows from Investing Activities:
Capital Expenditures	(320.1)	(366.5)
Capitalized IP Acquisition Costs	(73.9)	(59.6)
Net Cash provided by / (used in) Investing Activities	(394.0)	(426.2)

Cash Flows from Financing Activities:
Changes in Sweep Account	(227.7)	154.6
Changes in Credit Line	456.3	2,987.2
Increase in Long Term Debt	(161.7)	(307.5)
Changes in Shareholder Notes		152.2
Shareholder Distributions	(223.0)	(1,589.8)
Paid in Surplus
Net Cash provided by / (used in) financing activities	(156.0)	1,396.7

Net Increase / (Decrease) in Cash	564.1	664.8

Cash at Beginning of Period	505.7	228.9

Cash at End of Period	$1,069.8	$893.7

See accompanying Notes to the Financial Statements.

Note 1 - Nature of operations.

ZIRCON CORPORATION Notes to the Financial Statements December, 2022 and 2021

Zircon Corporation (the “Company”) was incorporated in California in 1977. The Company is principally engaged in the design and manufacture of electronic-based consumer hardware and sells its products primarily to retail outlets located throughout the United States, Canada, Japan and Europe. The Company operates from its headquarters located in Campbell, California and an affiliate facility located in Ensenada, Mexico. The Company’s operations are supported by an affiliated entity located in the United Kingdom.

Note 2 - Summary of significant accounting policies Basis of presentation

The accompanying financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP). On this basis, revenue and the related assets are recognized when services are performed and products are sold, and expenses and related liabilities are recorded when the obligation is incurred.

The acquisition of a private operating company by a non-operating public corporation typically results in the owners and management of the private company having actual or effective voting and operating control of the combined company. The Company considers a public reverse acquisition to be a capital transaction in substance, rather than a business combination. That is, the transaction is a reverse recapitalization, equivalent to the issuance of stock by the private company for the net monetary assets of the non-operating corporation accompanied by a recapitalization. The accounting will be similar to that resulting from a reverse acquisition, except that no goodwill or other intangible assets will be recorded.

Revenues from contracts with customers

The Company recognizes revenue in accordance with Accounting Standard Codification Topic 606, Revenue from Contracts with Customers (ASC 606).

Performance obligations

The Company’s revenue is derived from sales of products to customers. The Company satisfies its performance obligation and recognizes revenue at the time the customer obtains the rights to the product, which is generally when goods are shipped. As a result, the majority of the Company’s revenue is recognized at a point in time.

The Company’s contracts with customers include promises to transfer goods that have one or multiple performance obligations. Generally, the multiple performance obligations are separately identifiable from other promises in the contract and provide benefits to the customers on their own. Therefore, such performance obligations are considered to be distinct and are accounted for as a separate unit of account. These performance obligations are substantially the same and are transferred to the customer in the same pattern. The Company considers these performance obligations to be a series of distinct goods and accounts for them as one single performance obligation. Revenue is recognized when the performance obligation is satisfied by transferring control over a good to the customer.

Variable consideration

The structure of the Company’s contracts allows for variable consideration including volume discounts and rights of return. The liability for sales returns, including the impact of the related cost, is immaterial to the transaction price. The Company offers volume discounts to a limited number of qualifying customers which allow for discounts that are applied to all purchases under the agreement on a retrospective basis. Management has estimated the impact of the volume discounts from annual contracts approximates $175,000 for each of the 9-month periods ended December 31, 2022 and 2021. These amounts were determined to be insignificant to total sales.

Note 2 - Summary of significant accounting policies (continued)

Revenues from contracts with customers (continued)

Significant financing component

Contracts with customers do not contain significant financing components based on the typical period of time between the performance of services the and collection of consideration.

Warranty

The Company provides an assurance warranty that its products and the functionalities work as intended and comply with defined specifications. The Company does not provide an extended service warranty to its customers. The cost associated with the assurance warranty is insignificant.

Disaggregation of revenue

Revenue generated per major product line:

	Nine Months Ending
	December 31, 2022	December 31, 2021
Stud sensor edge	$13,389,558	$16,546,426
Multifunctional scanners	3,565,144	5,707,596
Stud sensor center	3,271,773	4,599,165
Other	2,440,362	1,139,075
Total Net Sales	$22,666,837	$27,992,262

Revenue per geographic region:

	Nine Months Ending
	December 31, 2022	December 31, 2021
United States	$20,088,054	$24,457,360
Canada	1,403,669	1,711,835
Japan	529,674	1,384,485
Europe	299,233	372,263
Other	346,207	66,319
Total Revenue	$22,666,837	$27,992,262

Note 2 - Summary of significant accounting policies (continued)

Accounts receivable

The Company provides credit without requiring collateral, in the normal course of business, to credit- worthy customers as determined by management’s review of references and credit reports. Bad debts are charged against the allowance for doubtful accounts. The allowance is adjusted to provide a specific and general reserve for estimated uncollectible accounts, which is based on management’s judgment. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. Based on management’s assessment of the credit history with customers having outstanding balances and current relationships with them, management believes that losses on balances outstanding will not exceed the allowance.

The following represents the Company’s opening and ending balances of accounts receivable from contracts with customers:

	April 1,	December 31,	December 31,
	2021	2021	2022

Accounts receivable, net of discounts	$10,795,341	$8,119,579	$7,342,873

Inventory

Inventory is stated at the lower of cost or net realizable value. Cost is determined by the first-in, first-out (FIFO) method. Labor and overhead associated with inventory purchases are estimated and capitalized in inventory.

	Nine Months Ending
	December 31, 2022	December 31, 2021
Finished goods	$9,214,298	$7,601,815
Raw materials and Parts	2,925,574	3,712,729
Work in process	1,237,369	1,184,989
Total Inventory	$13,377,241	$12,499,533

Property, equipment, depreciation and amortization

Property and equipment are stated at cost. Leasehold improvements are amortized over the shorter of the lease terms or estimated useful lives of the respective assets. Depreciation is computed using either the units of production method or declining-balance method over the following estimated useful lives of the respective assets:

Patents	14 - 20 years
Leasehold improvements	7 – 10 years
Computer equipment	5 years
Manufacturing equipment	3 – 5 years
Furniture and office equipment	7 years
Vehicles	5 years

Intangible assets

Included in intangible assets are the cost of internally developed and purchased patents as well as the cost of the exclusivity rights and licenses secured by the Company for certain technology. The cost of issued patents is comprised of legal and filing fees. The intangible assets are recorded at cost on the balance sheet and adjusted for amortization, abandonments, and impairments (see Note 6). Amortization is computed using the straight-line method over their estimated useful lives of 5 to 20 years. Amortization for filed patents not yet issued will begin upon the date of issuance.

Note 2 - Summary of significant accounting policies (continued)

Development cost

The Company incurs costs associated with the development of software technologies and applications. The applications are considered internal-use software as the Company does not plan to license their use for a fee. The company capitalizes the eligible internal and external costs incurred in the development stage and amortizes the cost over 40 months. As of December, 2022, included in the fixed assets is approximately $147,622 of unamortized development cost, which is expected to be amortized over the remaining 15 months. Amortization expenses for the 9 month periods ended December 31, 2022 and 2021 are approximately $281,190.

Taxes on income

The Company has elected to be an S Corporation under the Internal Revenue Code. The shareholders are taxed individually for federal and California income tax purposes on their proportionate share of the Company’s taxable income. The Company is taxed by the State of California as an S Corporation at a rate of 1.5% based on its taxable income or $800, whichever is greater.

In 2021, California established the Small Business Relief Act, which allows qualified pass-through entities that file a California tax return to elect to pay and deduct a pass-through entity tax of 9.3% on qualified net income. Although the Company may deduct this payment to calculate its corporate tax expense, this tax payment is made on behalf of the shareholders and for financial reporting purposes is treated as an equity transaction. Included in distributions is approximately $25,000 that will be deducted as an expense for federal income tax purposes in 2022.

In April 2022, the Company made a further deposit to the Franchise Tax Board of $7,100 that was treated as an equity distribution. In January 2023, the Franchise Tax Board issues a payment refund of $89,125 against excess prior estimated tax payments. The result of the payment will be reflected as income of $10,000.

The Company adopted the accounting standard related to uncertainties in income taxes. The Company’s income tax filings are subject to audit by various tax authorities and are open to examination by a major tax jurisdiction back to 2018. Management believes estimates related to income tax uncertainties are appropriate based on current facts and circumstances. Any interest and penalties related to income tax matters are classified as a component of income tax expense.

Advertising and promotion

The Company participates in co-operative advertising programs for some of its customers and expenses related to these programs are accrued based on management’s estimates. Co-op advertising and promotion expenses were $958,374 and $1,106,977 for the 9 month periods ended December 31, 2022 and 2021, respectively.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Significant estimates used in preparing these financial statements include the allowance for doubtful accounts, inventory obsolescence reserve, allocation of overhead to inventory, estimated future benefit and fair value of intangible assets, accrued rebates and advertising allowances, useful lives and depreciation methods of property and equipment, uncertain tax positions and technological feasibility of internally developed computer software. It is likely that the significant estimates used will change within the next year.

Note 2 - Summary of significant accounting policies (continued)

Fair value

The Company has adopted fair value accounting guidance for all applicable assets and liabilities to define fair value, establish a framework for measuring fair value, and enhance fair value measurement disclosure. When measuring fair value, an entity must maximize the use of observable inputs and minimize the use of unobservable inputs. Management measures intangible assets at fair value on a non-recurring basis using internally developed assumptions about the market as there is no market activity available. All carrying amounts of other applicable assets and liabilities on the Company’s balance sheet approximate fair value.

New accounting pronouncements not yet adopted

In 2016 and through subsequent amendments, the FASB issued new accounting guidance for reporting leases, which requires an entity that is a lessee to classify leases as either finance or operating and to recognize a lease liability and a right-of-use asset for all leases that have a term of greater than 12 months. Leases of 12 months or less will be accounted for similar to existing guidance for operating leases. The new standard will be effective for annual reporting periods beginning with April 1, 2022, and must be applied using a modified retrospective approach. The Company is currently evaluating the impact of adopting this standard on its financial statements.

In 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses. The standard requires a financial asset (including trade receivables) measured at amortized cost basis to be presented at the net amount expected to be collected. Thus, the income statement will reflect the measurement of credit losses for newly recognized financial assets as well as the expected increases or decreases of expected credit losses that have taken place during the period. This standard will be effective for the calendar year beginning April 1, 2023. The Company is currently in the process of evaluating the impact of adoption of this ASU on its financial statements.

Other accounting pronouncements that have been enacted but not yet implemented are not expected to have a material impact on the Company’s financial statements.

Accounting for commonly controlled entities

The Company adopted a private company accounting alternative to applying the guidance within the Variable Interest Entities subsections of the FASB Codification Subtopic 810-10, Consolidation-Overall to entities under common control. The private company accounting alternative applies only to legal entities that are not public business entities and when the reporting entity does not have a controlling financial (voting) interest. As such, the financial results of the commonly controlled companies Zircon de Mexico S.A. de C.V. and Zircon Corporation Limited, variable interest entities, have not been consolidated with the Company in these financial statements. See Note 10 for additional information regarding these affiliated companies.

Subsequent events

In preparing its financial statements, the Company has evaluated subsequent events through January 20, 2023, which is the date the financial statements were available to be issued.

Note 3 - Note receivable from shareholder

In April 2021, the Company advanced $50,000 to a shareholder and recorded a note receivable. The note receivable principal and the interest were repaid subsequent to March 31, 2022. The note is classified as a current asset on the balance sheet due to the short-term repayment period.

Note 4 - Inventory

Inventory consisted of the following:

	Nine Months Ending
	December 31, 2022	December 31, 2021
Finished goods	$9,214,298	$7,601,815
Raw materials and Parts	2,925,574	3,712,729
Work in process	1,237,369	1,184,989
Total Inventory	$13,377,241	$12,499,533

Note 5 - Property and equipment

Property and equipment consisted of the following:

	Nine Months Ending
	December 31, 2022	December 31, 2021
Manufacturing equipment	$8,437,272	$8,328,589
Computer equipment	2,632,619	2,540,326
Leasehold improvements	877,102	845,324
Furniture and office equipment	647,983	647,184
Vehicles	258,086	258,086
	$12,853,062	$12,619,509

Construction in progress	310,455	163,487

	13,163,517	12,782,996

Less accumulated depreciation and amortization	(11,595,344)	(10,526,082)
Total	$1,568,173	$2,256,914

Depreciation and amortization expense was $755,568 and $920,594 for the 9 months ended December 31, 2022, and 2021, respectively.

Construction in progress consists of assets and technologies under internal development. The Company starts depreciation once the assets are completed and placed in service. During the 9 month period ended December 31, 2021, management evaluated the technology in construction in progress for impairment and recorded no impairment expense. No impairment expenses were recognized during the 9 month period ended December 31, 2022.

Note 6 - Intangible assets

Intangible assets consisted of the following:

	Nine Months Ending
	December 31, 2022	December 31, 2021
Patents issued and pending	$1,333,425	$1,258,211
Exclusivity rights and licenses	167,542	167,542

	1,500,967	1,425,753
Less Accumulated Amortization	(667,563)	(582,664)

	$833,404	$843,089

The amortization expense of intangible assets amounted to $66,343 and $54,788 for the 9 month periods ended December 31, 2022 and 2021, respectively. Included in the cost of patents is $158,008 and $119,958 for patents that were not subject to amortization as of December 31, 2022 and 2021, respectively.

The Company evaluates intangible assets for impairment and writes off assets that are not used in any products. During the 9 month periods ended December 31, 2022 and 2021, the Company no impairment expense for pending patents that were estimated by management to have less technological benefit than previously expected. The expected amortization expense for intangible assets for future years is as follows:

For the Years Ending March 31,	Amount

2023	$72,530
2024	71,863
2025	66,846
2026	66,087
2027	65,972
Thereafter	361,279

Total	$704,577

Note 7 - Line of credit

The Company has a revolving line of credit with a bank, which allows borrowings up to $12,000,000 that expired in November 2022 and was extended to August 31, 2023. As further defined in the agreement, borrowings bear interest at either a fixed rate for a fixed term (2.36% per annum in excess of Daily Simple SOFR) or variable rate (Reference Rate) selected by management which was 6.16% for $7,500,000 of outstanding borrowings on the line of credit balance at December 31, 2022. The line of credit is secured by substantially all of the Company’s assets.

Note 8 - Notes payable

In July 2018, the Company entered into a term loan with a bank for $1,750,000 to finance the growth of the business and inventory. Under the agreement, the Company pays approximately $29,000 in monthly principal payments plus interest. During the 9 month period ended December 31, 2022, interest paid on the loan approximated $14,000. The note matures in August 2023 and is secured by the Company’s assets. Borrowings bear interest at either a fixed rate (3.5% per annum in excess of LIBOR rate) or variable rate (0.25% in excess of Reference Rate) as selected by management. The Company executed an interest- rate swap agreement to convert the variable interest rate to 6.56% fixed interest rate for the full term of the note. The fair value of the interest-rate swap is not material to the financial statements for the 9 month period ended December 31, 2022 and has not been recorded.

In September 2019, the Company entered into a term loan with a bank for $300,000 to finance the growth of the business and inventory. Under the agreement, the Company paid interest only from November 2019 through April 2020, and starting in May 2020, the Company made monthly payments of $5,000 plus interest. During the year 9 month period ended December 31, 2022, interest paid on the loan approximated $6,800. The note matures in April 2025 and is secured by the Company’s assets. Borrowings bear interest at either a fixed rate (3.5% per annum in excess of LIBOR rate) or variable rate (0.25% in excess of Reference Rate) as selected by management.

Future scheduled maturities of notes payable are as follows:

For the Years Ending March 31,	Amount

2023	$410,000
2024	205,834
2025	60,000
2026	5,000

Total	$680,834

Note 9 - Accrued expenses

Accrued expenses consisted of the following:

	Nine Months Ending
	December 31, 2022	December 31, 2021
Rebates	$556,977	$121,595
Vacation	342,580	347,968
Payroll and related	257,968	243,701
Sales expenses	349,203	286,959
Advertising allowance	120,844	260,023
Interest	29,609	40,326
Professional services	187,492	145,290
Accrued taxes	14,277	-
Total	$1,858,950	$1,445,862

Note 10 - Related party transactions

The Company is a member of a controlled group of companies and has revenue and cost-sharing activities with other members of the controlled group. Results of operations and financial condition may not represent amounts that would have been reported if the Company operated as an unaffiliated entity.

The Company has an exclusive manufacturing and technical assistance agreement with Zircon de Mexico S.A. de C.V. (the “Contractor”), an entity which is owned by certain shareholders of the Company.

Under the terms of the agreement, the Company provides materials, technical assistance, and expertise to the Contractor, and the Contractor assembles certain of the Company’s products. The Company paid the Contractor for costs incurred in manufacturing the Company’s products, as defined in the contract, plus a profit percentage of approximately 5% of actual cost during the 9 month periods ended December 31, 2022 and 2021. Total payments including the profit percentage amounted to $1,862,179 and $1,987,013 for the 9 month periods ended December 31, 2022 and 2021, respectively. As of December 31, 2022 and 2021, the Company had a payable to the Contractor of approximately $89,331 and $33,046, respectively.

The Company has a note payable to the Contractor. The note was established for the purpose of reducing the payable balance and to satisfy the Company’s lender’s requirements. During the period December 31, 2021, the Company increased the borrowings by $400,000 to reduce the payable balance and to control the timing of the expected cash payments. The outstanding loan balance at December 31, 2022 was at $800,000. The note bears interest at the current Federal funds rate not to exceed 5% and is limited to an increase of no more than 2% annually. The entire principal balance is due and payable in December 2024 and is subordinated to the line of credit agreement the Company has with the bank.

In September 2017, an affiliated company, Zircon Corporation Limited, was established in the United Kingdom to facilitate the sale of the Company’s products to European customers and operations began during the year ended March 31, 2019. The ownership structure of the affiliate is similar to the ownership of the Company. The Company pays certain administrative and selling expenses of the affiliate. During the 9 month periods ended December 31, 2022 and 2021, the Company recorded sales to the affiliate of approximately $5,611 and $38,457, respectively. As of December 31, 2022 and 2021, the Company had a receivable from the affiliate of approximately $95,400 and $175,751, respectively.

Note 11 - Notes payable to Stauss Family Administrative Trust

The Company has notes payable to the Stauss Family Administrative Trust to repay loans made to the Company. During the year ended March 31, 2022, the Company management made a one time unscheduled payment of $247,755. The remaining principal balance of $907,420 is due and payable in December 2024. Interest accrued at 5.5% per annum is paid quarterly and included in accrued expenses. The note is subordinated to the line of credit payable to the bank and no payment is to be made on the note without prior approval from the bank.

Note 12 - Income taxes and federal tax deposit

The state franchise tax expense in the statements of income consists of the current state franchise taxes. Franchise tax expense differs from the amount calculated using statutory rates due to the application of research and development credits to the year’s tax liability. For the years ended March 31, 2022 and 2021, the Company had research and development tax credit carryovers of approximately $7,400 and $55,000, respectively. The research and development tax credit is carried forward indefinitely to apply to future state franchise taxes.

Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. For the 9 month periods ended December 31, 2022 and 2021, deferred income taxes are insignificant.

The Company has elected to use a fiscal year-end different than the year-end for the shareholders, which triggers a federal tax deposit requirement with the Internal Revenue Service. This deposit will be refunded in the event of liquidation or change of fiscal year-end to December 31. Management believes the Company has no obligation to increase the federal deposit amount at December 31, 2022.

Note 13 - Profit sharing and 401(k) plan

The Company has a defined contribution profit sharing plan for all eligible employees. Contributions to the profit sharing plan are determined annually by the Board of Directors. There were no profit sharing contributions made for the periods ended December 31, 2022 and 2021.

All eligible employees are also allowed to participate in the Company’s 401(k) plan. The Company’s contributions to the plan are based on a specified percentage of each participant’s eligible contribution, decided annually by the Board of Directors, as defined in the plan document. Company contributions of $51,890 and $51,889 were made to the plan for the years ended March 31, 2022 and 2021, respectively.

The Company accrues a monthly estimate of the anticipated contributions to the plan. The accrued expenses for the Profit Sharing Plan were $39,143 and $38,918 for the 9 month periods ended December 31, 2022 and 2021, respectively.

Note 14 - Lease commitments

The Company’s corporate headquarters in Campbell, California are leased from the trust of one of its former shareholders for approximately $19,000 per month under a lease expiring in December 2022. The lease requires the Company to pay utilities, maintenance and real estate taxes. Rent expense was $172,755 for each of the 9 month periods ended December 31, 2022 and 2021.

The Company leases office equipment through a lease that expires in June 2026 and requires monthly lease payments of $987 for a period of five years. The total lease expense for the 9 month periods ended December 31, 2022 and 2021, amounted to $6,662.

The Company had The Company leases a vehicle through a lease that expires in July 2024 and requires monthly lease payments of $448 for a period of three years. The total lease expense for the 9 month periods ended December 31, 2022 and 2021, amounted to $3,061.

Future minimum lease commitments are as follows:

For the Years Ending March 31,	Amount

2023	$189,969
2024	17,214
2025	13,187
2026	11,844
2027	2,961

Total	$235,175

Note 15 - Supplemental cash flow information

Cash was paid for the following:

	Nine Months Ending
	December 31, 2022	December 31, 2021

Interest	$312,658	$211,714
California franchise taxes	0	0

Note 16 - Concentrations, commitments and contingencies

During the 9 month periods ended December 31, 2022 and 2021, the Company maintained deposits in a single bank that exceeded the federal insured deposit limit of the Federal Deposit Insurance Corporation (FDIC).

During each the 9 month periods ended December 31, 2022 and 2021, the Company generated approximately 63% and 66%, respectively of its total revenue from two customers. Accounts receivable from these customers amounted to approximately 59% and 65% of total accounts receivable at December 31, 2022 and 2021, respectively.

The majority of the Company’s inventory is manufactured by third party manufacturers located in foreign countries. During each of the 9 month periods ended December 31, 2022 and 2021, approximately 23% of the Company’s total purchases were from one contract manufacturer. It is possible that unforeseen changes in the business of these manufacturers could disrupt the Company’s inventory supply, and the Company has purchased business interruption insurance to mitigate this risk.

The Company is engaged in legal proceedings incidental to its normal business activities. While the outcome of claims, lawsuits or other proceedings cannot be predicted with certainty, management expects that any such liabilities, to the extent not covered by insurance or otherwise, will not have a material adverse effect on the Company’s financial position or results of operations.

Note 17 - Economic risks and uncertainties

Various uncertainties exist in the current global, economic, and political environment including continued uncertainty related to the impact of the COVID-19 pandemic, disrupted supply chain, staff shortages, and current geopolitical conflicts. The extent of the impact of these uncertainties on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the pandemic outbreak, the impact on the Company’s customers, employees, and general operations, all of which are uncertain and cannot be predicted.